AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement by and between Donald J. McDonald (“Employee”) and Skinny Nutritional Corp. (the “Company”), is made and entered into as of the 17th day of June, 2011.

RECITALS

WHEREAS, the Company and the Employee have entered into that certain Employment Agreement entered into on August 16, 2010 (the “Original Agreement”);

WHEREAS, the Company and the Employee wish to make certain changes to the Original Agreement, as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.           Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement.

2.           Amendments to Original Agreement.

(a)           Section 2.01 of the Original Agreement is hereby amended and restated as follows:

Section 2.01.  Base Salary.  Effective as of the date of this Amendment, the Company will pay you a base salary at the rate of $240,000 per year (the “Base Salary”), subject to increase from time to time by the Board in its discretion.  Base Salary shall be paid to Employee as follows: (i) $140,000 of the Employee’s Base Salary shall be payable in cash, in accordance with the regular payroll practices of the Company and (ii) $100,000 of the Employee’s Base Salary for the Company’s fiscal year ending December 31, 2011 shall be paid by the issuance to Employee of such number of shares of Common Stock of the Company as is equal to $100,000 divided by the Fair Market Value of the Company’s Common Stock (as defined below) on the date first set forth above. Commencing with the fiscal year ending December 31, 2012, for any subsequent fiscal year of the Company during which this Agreement is in force, upon the mutual agreement of the Company and Employee, up to $100,000 of the Employee’s total Base Salary for such fiscal year may be paid by the issuance of such number of shares of Common Stock of the Company as is equal to the amount of the Base Salary to be paid in shares of Common Stock (up to $100,000) divided by the Fair Market Value of the Company’s Common Stock on the date of such mutual agreement. Any further salary increase may be determined by the Board or Compensation Committee based on benchmarks set by the Board or Compensation Committee on each anniversary of the Effective Date of this Amendment. In the event the Board or the Committee elects to pay such increase in shares of the Company’s common stock (the “Common Stock”), the number of shares of Common Stock to be issued in satisfaction of such obligation shall be determined by reference to the Fair Market Value of the Company’s Common Stock.

As used herein, the Fair Market Value of the Company’s Common Stock shall be determined as follows: (i) if the Company’s Common Stock is listed on a national securities exchange (including the Nasdaq Stock Market, LLC) or is quoted on the OTC Bulletin Board, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or the OTC Bulletin Board, as the case may be, or if no sale was reported on that date, then on the last preceding date on which such sale took place; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the OTC Bulletin Board, but is traded in the residual over-the-counter market, the last sale price of the Common Stock on such date, as reported by Pinksheets, LLC or similar publisher of such information, or if no sale was reported on that date, then on the last preceding date on which such sale took place; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board or Committee shall determine in good faith.

3.           Miscellaneous Provisions.

(a)           Governing Law.  This Amendment shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflicts of law principles.

(b)           No Other Amendment.  Except as expressly provided in this Amendment, the Original Agreement (a) has not otherwise been modified by the parties and (b) all other terms and conditions of the Original Agreement shall remain in full force and effect and are hereby ratified, affirmed and approved.

(c)           Entire Agreement.  This Amendment constitutes the entire agreement between the parties hereto with respect to its subject matters and supersedes all prior arrangements and understandings, written or oral, between the parties hereto with respect to the transactions contemplated hereby.
(d)           Binding Agreement.  This Amendment and all of the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, successors and assigns and are not intended to confer upon any other person any rights or remedies hereunder.

(e)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties to this Amendment have duly executed it as of the date set forth above.

Skinny Nutritional Corp.

By:	/s/ Michael Salaman
Michael Salaman,
Chief Executive Officer

Date of Signature: August 12, 2011

Employee

/s/ Donald J. McDonald
Donald J. McDonald

Date of Signature: August 12, 2011